Exhibit 99.1

Unusual Machines and Dynamic Aerospace Systems Enter Supplier Agreement for U.S.-Made, NDAA-Compliant Drone Components

Partnership supports DAS’s expanding commercial logistics operations in the Middle East and Europe

ORLANDO, FL / ACCESSWIRE / December 8, 2025 — Unusual Machines, Inc. (NYSE American: UMAC), a leading provider of NDAA-compliant drone components, today announced a strategic supplier agreement with BrooQLy, Inc. (OTCQB: BRQL), dba Dynamic Aerospace Systems (“DAS”), an innovative developer of next-generation unmanned aerial systems for commercial and defense applications.

The agreement includes immediate use of Unusual Machines’ compliant flight controllers, ESCs, motors, and related subsystems in DAS’s production lines for the Breacher counter-UAS and loitering system, and the Sentinel long-endurance ISR platform. All components meet NDAA and Blue UAS requirements.

In addition, the agreement extends to DAS’s commercial drone programs, including upcoming deployments in the UAE with the noon Group, the region’s leading e-commerce platform, and Drops Smart Hubs in Greece. DAS plans to use Unusual Machines’ components across platforms supporting autonomous pilot delivery, commercial logistics, and critical infrastructure monitoring.

“DAS is expanding into new commercial markets, and our U.S.-made components give them a secure supply chain they can scale with,” said Allan Evans, CEO of Unusual Machines. “As more logistics and delivery operators look to American-built systems, partnerships like this broaden our revenue mix and reinforce the value of domestic production.”

“We chose Unusual Machines because they deliver compliant, American-made components at the scale our platforms require,” said Kent Wilson, CEO of Dynamic Aerospace Systems. “Reliability and execution are central to our expansion into new commercial markets. Early work with our e-commerce partners in the UAE with the noon Group and Drops Smart Hubs in Greece shows the global demand for U.S.-made systems, and UMAC’s technology helps us meet that demand with confidence.”

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant component supplier to the fast-growing multi-billion-dollar US drone industry and the global defense business. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information, visit Unusual Machines at https://www.unusualmachines.com/

Contact:

Investors: investors@unusualmachines.com
Media: media@unusualmachines.com

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About Dynamic Aerospace Systems

Dynamic Aerospace Systems is dedicated to developing innovative aerospace technologies, with a focus on advanced drones (UAVs) for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS delivers reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.”

For more information about DAS, visit: https://www.dynamicaerosystems.com/investor-relations/why-dynamic

Contact:

Investor Relations: ir@dynamicaerosystems.com
Media Inquiries: media@dynamicaerosystems.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expectation that the strategic supplier agreement between Unusual Machines and DAS will broaden our revenue mix, the expectation that we will be able to timely deliver NDAA-compliant components into DAS’s unmanned aerial systems, the potential impact on U.S. and allied defense programs that will allow DAS to scale and expand into new commercial markets. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include unexpected issues that may arise from the opening of our new Orlando manufacturing facility, potential supply chain issues, the impact from a prolonged U.S. government shutdown, and the Risk Factors contained in our Form 10-Q for the period ended September 30, 2025, in our Prospectus Supplement dated September 2, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

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